Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Zayo Group Holdings, Inc. of our report dated March 8, 2017 relating to the financial statements of Electric Lightwave Parent, Inc. and its subsidiaries which appears in Exhibit 99.1 of Zayo Group Holdings, Inc.’s Current Report on Form 8-K/A dated April 7, 2017.  We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP

Portland, Oregon

November 14, 2017